UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2022
TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	TDS	New York Stock Exchange
Depositary Shares each representing a 1/1000th interest in a share of 6.625% Series UU Cumulative Redeemable Perpetual Preferred Stock, $.01 par value	TDSPrU	New York Stock Exchange
Depositary Shares each representing a 1/1000th interest in a share of 6.000% Series VV Cumulative Redeemable Perpetual Preferred Stock, $.01 par value	TDSPrV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement
On November 9, 2022 (Effective Date), Telephone and Data Systems, Inc. (TDS) entered into a $150 million Credit Agreement (Credit Agreement) by and between TDS as Borrower and Export Development Canada as Lender.

The Credit Agreement provides TDS with a $150 million term loan credit facility to finance (or refinance) the purchase of goods and services (including goods and services purchased prior to the Effective Date) from Nokia OYJ.

Borrowings under the Credit Agreement bear interest, at TDS' option, either at a secured overnight financing rate (SOFR) or at an alternative base rate, plus, in each case, an applicable margin.

The two financial covenants described below are included in the Credit Agreement:

1.Consolidated Interest Coverage Ratio (the ratio of Consolidated EBITDA to Consolidated Interest Charges) may not be less than 3.00 to 1.00 as of the end of any fiscal quarter.

2.Consolidated Leverage Ratio (the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA) may not be greater than 3.75 to 1.00 as of the end of any fiscal quarter.

The term loan under the Credit Agreement is unsecured, subject to certain limitations. Additionally, certain wholly-owned subsidiaries are guarantors under the Credit Agreement.

The Credit Agreement includes representations and warranties, covenants, events of default and other terms and conditions that are substantially similar to TDS' existing term loan and revolving credit agreements.

A Change in Control, as such term is defined in the Credit Agreement, of TDS would constitute a default and would enable the Lender to require all borrowings outstanding under the Credit Agreement to be repaid.

The continued availability of the Credit Agreement requires TDS to comply with certain negative and affirmative covenants, maintain the above financial ratios and provide representations on certain matters at the time of each borrowing.

The Credit Agreement permits TDS to make one or more borrowings aggregating up to $150 million from the Effective Date to the earliest of (a) April 9, 2023, (b) the date of termination of the commitment, and (c) the date of termination of the commitment of the Lender to make loans.

Amounts borrowed under the Credit Agreement will be due and payable on the earlier of (i) the date of acceleration of the obligations and (ii) the five year anniversary of the first borrowing.

The foregoing brief description is qualified by reference to the copy of the Credit Agreement attached hereto as Exhibit 4.1, which is incorporated herein by reference, and which identifies all the lenders thereto.

The Lender under the Credit Agreement also serves as a Mandated Lead Arranger and a Lender under a credit agreement for United States Cellular Corporation, a subsidiary of TDS.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits
(d)   Exhibits

Exhibit Number	Description of Exhibits
4.1	Credit Agreement, between TDS as Borrower and Export Development Canada as Lender, dated as of November 9, 2022, including the form of subsidiary Guaranty.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEPHONE AND DATA SYSTEMS, INC.

Date:	November 14, 2022	By:	/s/ Vicki L. Villacrez
Vicki L. Villacrez
Executive Vice President and Chief Financial Officer